EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                           Dated:  July 10, 2001





                                  ARTISAN INVESTMENT CORPORATION
                                      for itself and as general partner of
                                      ARTISAN PARTNERS LIMITED PARTNERSHIP




                                  By: /s/ Andrew A. Ziegler
                                      -----------------------------------
                                          Andrew A. Ziegler
                                          President


                                   ANDREW A. ZIEGLER

                                   /s/ Andrew A. Ziegler
                                   --------------------------------------


                                   CARLENE MURPHY ZIEGLER

                                   /s/ Carlene Murphy Ziegler
                                   --------------------------------------



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